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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Perficient, Inc. for the registration of 253,116 shares of its common stock and to the incorporation by reference therein of our report dated January 9, 2004, with respect to the consolidated financial statements of Perficient, Inc. included in its Annual Report, as amended, (Form 10-KSB/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

        We also consent to the incorporation by reference of our report dated June 10, 2004, with respect to the financial statements of Genisys Consulting, Inc. included in the Current Report, as amended, (Form 8-K/A) dated June 16, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas June 16, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS